Exhibit 15.1
December 8, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated August 3, 2010 on our review of interim financial information of Valeant Pharmaceuticals International for the three-month and six-month periods ended June 30, 2010 and 2009 and included in Valeant Pharmaceuticals International’s quarterly report on Form 10-Q for the quarter ended June 30, 2010, is incorporated by reference in the Registration Statements of Valeant Pharmaceuticals International, Inc. (formerly Biovail Corporation) on Form S-3 (No. 333-170478), Form S-4 (No. 333-168254) and Form S-8 (Nos. 333-92229, 333-138697, 333-168629).
Very truly yours,
/s/ PricewaterhouseCoopers LLP

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